Exhibit 10.9

LEASE RENEWAL AGREEMENT

THIS LEASE RENEWAL AGREEMENT, dated this 6th day of January, 2022 by and between Hanning & Bean Enterprises, Inc. ("Lessor") and Tradition Logistics LLC ("Lessee").

WITNESSETH:

WHEREAS, on June 20, 2016 Hanning & Bean Enterprises Inc., as Landlord, and Tradition Logistics LLC, as Tenant did make and enter a certain Commercial/Industrial Lease (the "Lease") covering premises located at 300 Growth Parkway, situated in the City of Angola, State of Indiana, which leased part of said building, containing approximately 73,000 square feet, and which premises are more particularly described in the Lease; and

WHEREAS, on May 17, 2018 Hanning & Bean Enterprises, Inc., as Landlord, and Tradition Logistics, LLC, as Tenant did make and enter into a certain Lease Renewal Agreement, and

WHEREAS, on April 22, 2020 Hanning & Bean Enterprises, Inc., as Landlord, and Tradition Logistics, LLC, as Tenant did make and enter into a certain Lease Renewal Agreement, and

WHEREAS, on April 16, 2018 Hanning & Bean Enterprises Inc., as Landlord, and Tradition Logistics LLC, as Tenant did make and enter a certain Commercial/Industrial Lease (the "Lease") covering premises located at 300 Growth Parkway, situated in the City of Angola, State of Indiana, which leased part of said building, containing approximately 62,500 square feet, and which premises are more particularly described in the Lease; and

WHEREAS, on April 19, 2019 Hanning & Bean Enterprises, Inc., as Landlord, and Tradition Logistics, LLC, as Tenant did make and enter into a certain Lease Renewal Agreement, and

WHEREAS, on February 15, 2021 Hanning & Bean Enterprises, Inc., as Landlord, and Tradition Logistics, LLC, as Tenant did make and enter into a certain Lease Renewal Agreement, and

WHEREAS, Landlord and Tenant are desirous of extending the Lease(s), and

NOW THEREFORE, in consideration of the foregoing, the parties hereto do hereby mutually agree as follows:

1.	Tenant has given Landlord proper notice that Tenant wishes to extend the Lease(s) for the 73,000 sq ft space and the 62,500 sq ft space for an additional two (2) years.

2.	The Lease Term shall extend an additional two (2) years for the combined lease space 135,500 sq ft. The Termination Date of the Lease shall be extended to April 30, 2024. Beginning May 1, 2022 and May I, 2023 the rental amount shall increase by an amount equal to the aggregate amount of the annual CPI increase for the previous term according to the U.S. Department of Labor Bureau of Statistics, All Urban Consumers Index.

3.	Tenant shall provide Landlord 120 days prior written notice on renewal intent. If tenant intent is not to renew the Lease - Landlord shall have the right to market and show the premises.

Except as expressly agreed herein, all other terms and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

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This agreement shall be binding upon the parties hereto, their respective successors and assigns.

Tradition Logistics L.L.C.		Hanning & Bean Enterprises Inc.
“Tenant”		“Landlord”

Name:	/s/ Jack Evans	Name:	/s/ Bill Bean

Title:	President	Title:	Manager

Date:	1-25-2022	Date	1-25-22

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